EXHIBIT 5.1

                         GOODWIN, PROCTER & HOAR LLP

                               EXCHANGE PLACE
                         BOSTON, MASSACHUSETTS 10104



                              January 28, 1998


New Plan Realty Trust
1120 Avenue of the Americas
New York, New York  10036


Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by New Plan Realty Trust, a Massachusetts business trust (the "Company"), on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,500,000 shares of the Company's common shares of beneficial interest without par value (the "Common Shares"), reserved for issuance pursuant to the terms of the Company's 1997 Stock Option Plan (the "1997 Plan").

          We have examined the Amended and Restated Declaration of Trust of the Company and a certificate of the Secretary of the Company setting forth the text of the 1997 Plan, of resolutions adopted by the Company's Board of Trustees and of actions by the Company's shareholders approving the 1997 Plan with respect to incentive stock options. While not involved in the preparation of the Registration Statement, we have also examined the text of the Registration Statement in the form which you have advised us is substantially the same as is to be filed with the Commission.

          Based upon the foregoing, we are of the opinion that the 2,500,000 Common Shares reserved for issuance pursuant to the terms of the 1997 Plan have been duly authorized and, when issued in accordance with the terms of the 1997 Plan and in accordance with Options that have been or may be granted under and in conformity with the 1997 Plan ("Options") and upon payment of the purchase price provided for in such Options, will be validly issued, fully paid and nonassessable by the Company.

          We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   GOODWIN, PROCTER & HOAR LLP